Silver Dragon Provides Update to Shareholders

Toronto, Ontario--(Newsfile Corp. - October 9, 2012) - Silver Dragon Resources Inc. (OTCBB: SDRG) (the “Company”) would like to update its shareholders of certain events and management’s response.

On September 17, 2012, the Securities and Exchange Commission (“Commission”) announced the temporary suspension, pursuant to Section 12(k) of the Securities Exchange Act of 1934 (the “Exchange Act”), of trading in the securities of the Company, commencing at 9:30 a.m. EDT on September 17, 2012, and terminating at 11:59 p.m. EDT on September 28, 2012. The Commission temporarily suspended trading in the securities of the Company because of questions regarding the adequacy and accuracy of information about the Company, including its assets, business operations, current financial condition and/or issuances of shares in company stock.

Following this type of trading suspension, a broker-dealer generally may not solicit investors to buy or sell the previously-suspended over-the-counter stock until certain requirements are met. A broker-dealer must file and clear with the Financial Industry Regulatory Authority, Inc. (“FINRA”) a Form 211 representing that it has satisfied all applicable requirements, including those of Rule 15c2-11 and FINRA Rule 6432. Rule 15c2-11 requires, among other things, that broker-dealers review and maintain certain information regarding an issuer and have a reasonable basis under the circumstances for believing that the information is accurate in all material respects and the sources of the information are reliable.

The Company intends to work diligently to address the Commission’s concerns and the current limitations on trading in the Company’s stock by:

  Conducting a detailed review of the Company’s quarterly reports on Form 10-Q for the first and second quarters of 2012 and the Company’s annual report on Form 10-K for the 2011 fiscal year;
  Undertaking a detailed review of the Company’s other regulatory and non-regulatory disclosures;
  Conducting a review of the Company’s disclosure processes and policies;
  Filing amendments to certain of the Company’s filings with the Commission; and
  Working with one or more broker dealers to review the information necessary to permit a broker dealer to submit a Form 211 with FINRA, and the resumption of trading on the Over the Counter Bulletin Board ("OTCBB").

The Company would like to express its gratitude for the support, patience and concerns of its shareholders, and would like to advise that there is no definitive timeline of when the above tasks will be completed. The management team will continue to provide updates to shareholders as more information is received.

About Silver Dragon Resources Inc.:

Silver Dragon Resources Inc. is a mining and metals company focused on the exploration, acquisition, development and operation of silver mines in proven silver districts globally. Silver Dragon's objective is to acquire silver mining assets that contain promising exploration targets, have highly leveraged, out-of-the-money silver deposits, and/or are producing properties with significant untapped exploration potential. It is management's objective to grow Silver Dragon into a significant silver producer by developing, its six Sino-Top properties in China (particularly Dadi and Laopandao). For more information, please visit the Company's website at: www.silverdragonresources.com (available in Chinese).

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained herein which are not historical, such as statements regarding the Company’s plans to address the Commission’s concerns and the current limitations on trading in the Company’s stock, including the filing of a Form 211 with FINRA and the potential resumption of trading on the OTCBB. Forward looking statements are statements that are not historical facts and are generally, but not always, identified by the words “expects,” “plans,” “anticipates,” “believes,” “intends,” “estimates,” “projects,” “aims,” “potential,” “goal,” “objective,” “prospective,” and similar expressions, or that events or conditions “will,” “would,” “may,” “can,” “could” or “should” occur. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including, among others, uncertainties regarding the Company’s financial condition and future operating results, the risk of further actions by the Commission, other regulators or the Company’s shareholders, the risk that the Company will be unable to satisfy the requirements of broker-dealers, FINRA, the Commission or other regulators, and the risk factors set forth in the Company's filings with the Commission, including the Company's annual report on Form 10-K for the 2011 fiscal year and the Company’s quarterly reports on Form 10-Q for the first and second quarters of 2012. The Company undertakes no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, except as may be required by applicable law.

Contact

Silver Dragon Resources Inc.
Marc Hazout, President or Alessandro Motta, Investor Relations
(416) 223-8500 or Toll Free: 1-866-512- SDRG (7374)
Email: info@silverdragonresources.com